Exhibit 9(b)(2)


                             SCUDDER TRUST COMPANY

                  FEE INFORMATION FOR SERVICES PROVIDED UNDER

                           COMPASS SERVICE AGREEMENT


Annual maintenance fee for each participant in a retirement and employee benefit plan:

                                      First                Each
                                    Participant         Additional
                                      Account             Account
                                      -------             -------
    Money Market Funds                $28.90              $14.45
    Monthly Income Funds               25.00               12.50
    Quarterly Distribution Funds       20.40               10.20
    Annual Distribution Funds          17.55                8.78


1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any participant who at any time during the month had a share or unit account balance in the fund.

Out of pocket expense shall be reimbursed by the fund to Scudder Trust Company. Such expenses include but are not limited to the following:

    Supplies:
         Paper and envelopes in connection with participant statements and administrative reports
    Telephone (portion allocable to servicing accounts)
    Postage, overnight service or similar services
    Microfilm
    Microfiche

On behalf of the Funds
listed in Attachment A:                       Scudder Trust Company:

By: /s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]
    -----------------                             -----------------


Date January 1, 1990                          Date January 1, 1990
     ----------------                              ----------------
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                                  ATTACHMENT A

                           COMPASS SERVICE AGREEMENT

Money Market Accounts

    Scudder Cash Investment Trust
    Scudder Government Money Fund

Monthly Income Funds

    Scudder GNMA Fund
    Scudder International Bond Fund
    Scudder short Term Bond Fund
    Scudder U.S. Government Zero Coupon Target Portfolios

Quarterly Distribution Funds

    Scudder Equity Income Fund
    Scudder Growth and Income Fund
    Scudder Income Fund

Annual Distribution Funds

    Scudder Capital Growth Fund
    Scudder Development Fund
    Scudder Global Fund
    Scudder Gold Fund
    Scudder International Fund


January 1, 1990